Exhibit 1.1

ATMOS ENERGY CORPORATION

$1,000,000,000

Common Stock

(no par value per share)

EQUITY DISTRIBUTION AGREEMENT

March 31, 2023

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

and the Managers and Forward Purchasers listed in Schedule A hereto.

Ladies and Gentlemen:

Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), confirms its agreement (this “Agreement”) with BNP Paribas Securities Corp., BofA Securities, Inc., CIBC World Markets Corp., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”), and BNP Paribas, Bank of America, N.A., Canadian Imperial Bank of Commerce, Crédit Agricole Corporate and Investment Bank, as Agent, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), MUFG Securities EMEA plc, Regions Securities LLC, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (in such capacity, each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) as follows:

SECTION 1. Description of Securities. The Company proposes to issue and sell (i) through or to the Managers, as sales agents and/or principals, or (ii) in connection with one or more Confirmations (as hereinafter defined) entered into with the Forward Purchasers, in each case, shares of the Company’s common stock, no par value per share (the “Common Stock”), having an aggregate offering price of up to $1,000,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company hereby reserves the right to issue and sell shares of Common Stock other than through or to the Managers during the term of this Agreement on terms that it deems appropriate.

The Company may enter into one or more forward stock purchase transactions with the Forward Purchasers, as set forth in a master confirmation, each Forward Purchaser as set forth in the applicable Confirmations (as hereinafter defined). Subject to the terms and conditions herein and therein, under each Confirmation, the Company will deliver to the applicable Forward Purchaser, or an affiliate thereof, up to the number of Shares as may be sold in accordance with this Agreement in connection with such Confirmation. In connection therewith, the Company and the Forward Purchasers understand that the applicable Forward Purchaser, through the relevant Manager, acting as a forward seller, will effect sales of Shares on the terms set forth in Section 3 of this Agreement. “Confirmation” means, for each Forward Sale (as hereinafter defined) of the Shares, the contract evidencing such Forward Sale between the Company and the relevant Forward Purchaser, which shall be comprised of the Master Confirmation for Forward Sale, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein (each, a “Master Forward Confirmation”), and the related “Supplemental Confirmation” (as defined in such Master Forward Confirmation) and the related “Hedge Completion Notice” (as defined in such Master Forward Confirmation).

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Managers and the Forward Purchasers that:

(a) An automatic registration statement on Form S-3ASR (File No. 333-271038) (the “registration statement”) has heretofore become, and is, effective under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”); the registration statement and the Prospectus Supplement (as defined below) set forth the terms of an offering, sale and plan of distribution of shares of the Common Stock and/or other securities of the Company and contains or incorporates therein by reference additional information concerning the Company and its business; no stop order of the Securities and Exchange Commission (the “Commission”) preventing or suspending the use of any Basic Prospectus (as defined below), the Prospectus Supplement, the Prospectus (as defined below) or any Issuer Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement (as defined below), has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act (the “Effective Time”), as such section applies to each Manager, including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to each Manager

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in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Annex A attached hereto. Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Act, as of the time of each sale of Shares pursuant to this Agreement, each Master Forward Confirmation and any Supplemental Confirmation (each, a “Time of Sale”) and Settlement Date (as defined below), if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement complied and will comply in all material respects with the requirements of the Act and the rules and regulations under the Act; (ii) the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and will comply, as of each Time of Sale, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects with the rules and regulations under the Act; (iii) each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, as of each Time of Sale and Settlement Date, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects with the rules and regulations under the Act; (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and (iv) each Permitted Free Writing Prospectus complied in all material respects with the Act and has been filed or will be filed in accordance with the Act (to the extent required thereby).

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(c) (i) at the Effective Time with respect to the Registration Statement and each amendment thereto, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of its date and at any Settlement Date, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package, which information is specified in Section 6(b).

(d) Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus; any electronic roadshow relating to the offering of the Shares, when considered together with the General Disclosure Package, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Other than the Basic Prospectus, the Prospectus and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives, other than the Managers) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy any Shares required to be filed with the Commission without the Managers’ consent (each such communication by the Company or its agents and representatives being referred to herein as a “Issuer Free Writing Prospectus”), other than any Permitted Free Writing Prospectus.

(f) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within

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the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Act; and (B) at the time of filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act.

(g) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, each Master Forward Confirmation and any Supplemental Confirmation or the Company is not a “well known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(f) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Basic Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, each Master Forward Confirmation and any Supplemental Confirmation; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(i) Each “significant subsidiary” (as such term is defined in Rule 405 of the Act) of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”), if any, (a) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, (b) has corporate or limited liability company power and authority, as applicable, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and (c) is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership

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or leasing of property or the conduct of business, except in the cases of clauses (b) and (c) where the failure to have such power and authority or to so qualify or to be in good standing would not result in a Material Adverse Effect. The only Subsidiaries of the Company are the subsidiaries listed on Schedule I, and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule II.

(j) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement (except for subsequent issuances, if any, pursuant to reservations, agreements, acquisitions or employee benefit plans each referred to in the Registration Statement, pursuant to the exercise of options or vesting of share unit awards issued under employee benefit plans referred to in the Registration Statement, or pursuant to the Company’s Equity Distribution Agreement dated as of March 23, 2022 and any forward sale confirmations entered into thereunder); and all of the issued shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company; the Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(k) All of the issued and outstanding capital stock or limited liability company membership interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the outstanding shares of capital stock or limited liability company membership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(l) The Shares (including the Settlement Shares (as defined in the applicable Master Forward Confirmation)) have been duly authorized by the Company and reserved for issuance by the Company, and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; and the issuance of the Shares (including the Settlement Shares) will not be subject to preemptive or similar rights.

(m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, each Master Forward Confirmation and any Supplemental Confirmation. This Agreement has been duly and validly authorized, executed and delivered by the Company.

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(n) Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and (i) the execution, delivery and performance of this Agreement, each Master Forward Confirmation and any Supplemental Confirmation and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the consummation of the transactions contemplated in each Master Forward Confirmation and any Supplemental Confirmation, the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares (including the Settlement Shares) as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) and (ii) compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action on the part of the Company and any of the subsidiaries and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges, encumbrances or a Repayment Event that would not result in a Material Adverse Effect), nor will such action result in any violation of (y) the provisions of the charter, bylaws or other organizational documents of the Company or any subsidiary or (z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except, with respect to (z), as would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right, whether with or without giving of notice or passage of time or both, to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(o) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

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(p) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Basic Prospectus or Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties, assets or operations of the Company and its subsidiaries, except what does not result in a Material Adverse Effect, or the consummation of the transactions contemplated in this Agreement, each Master Forward Confirmation and any Supplemental Confirmation or the performance by the Company and its subsidiaries of its obligations hereunder or thereby.

(q) The Company and each of its Subsidiaries own or possess or have the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them the absence of which would have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement, conflict, invalidity or inadequacy would result in a Material Adverse Effect.

(r) The Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Shares or any at the market offerings of Common Stock in accordance with Rule 415(a)(4) of the Act that remain in force.

(s) There have been issued and, at each Time of Sale, Settlement Date and Representation Date (as defined below), as the case may be, there shall be in full force and effect orders or authorizations of the regulatory authorities of the states of Colorado, Kentucky and Virginia authorizing the issuance and sale of the Shares (including the Settlement Shares) on terms herein set forth or contemplated, and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, each Master Forward Confirmation and any Supplemental Confirmation, the issuance and sale of the Shares (including the Settlement Shares) and the consummation of the transactions contemplated by this Agreement, each Master Forward Confirmation and any Supplemental Confirmation, except for the registration of the Shares under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Managers.

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(t) The Company and its subsidiaries possess such permits, licenses, approvals, consents, and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect.

(u) There are no persons or entities with registration rights or other similar rights to have any securities registered under the Registration Statement who have not properly waived such rights in connection with the securities registered pursuant to the Registration Statement and in connection with this offering of Shares.

(v) The Company and its subsidiaries have good title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement or the Prospectus or (b) would not singly or in the aggregate have a Material Adverse Effect. All of the leases and subleases of the Company and its subsidiaries under which the Company or any of its subsidiaries holds properties described in the Registration Statement and the Prospectus are in full force and effect, except as would not result in a Material Adverse Effect.

(w) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement, each Master Forward Confirmation and any Supplemental Confirmation pursuant to the Act or the interpretations thereof by the Commission.

(x) The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and incorporated by reference in the Prospectus with respect to the Company, when considered in relation to the financial statements taken as a whole, present fairly, in all material respects in accordance with GAAP, the financial information set forth therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company.

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(y) Ernst & Young LLP, who have audited financial statements and supporting schedules of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and the Prospectus, whose report is incorporated by reference in the Registration Statement and the Prospectus, who have audited the Company’s internal control over financial reporting and who have delivered the initial letter referred to in Section 5(g) hereof, are independent registered public accountants as required by the Act.

(z) The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) The Company and each of its subsidiaries are not, and as of each Time of Sale and Settlement Date, if any, and upon the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus, and upon consummation of the transactions contemplated by any Confirmation, none of them will be, (i) an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(bb) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to do so would not have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would result in a Material Adverse Effect, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that would result in a Material Adverse Effect, (c) the fair market value of the assets under each Plan exceeds the actuarial present value of the benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) except where failure to do so would not have a Material Adverse Effect, and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in

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respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA) that would result in a Material Adverse Effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualified status and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would result in a Material Adverse Effect.

(cc) The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 to the extent currently applicable.

(dd) The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings or where the failure to do so would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had, and the Company does not have any knowledge of any tax deficiency that would have, a Material Adverse Effect.

(ee) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(ff) Except as would not result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, permit, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws, except as disclosed in the Prospectus.

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(gg) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries that is required to be disclosed in the reports the Company files, furnishes, submits or otherwise provides to the Commission under the Exchange Act is made known to the Company’s principal executive officer and principal financial officer by others within those entities in such a manner as to allow timely decisions regarding the required disclosure; such disclosure controls and procedures are effective.

(hh) Any certificate signed by any officer of the Company and delivered to the Managers and the Forward Purchasers or counsel for the Managers and the Forward Purchasers in connection with the offering and sale of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby on the date of such certificate, to each Manager and Forward Purchaser.

(ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee, including of any government-owned or controlled entity, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules

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and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is subject to Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries have any operations or transact any business outside of the United States. All of the proceeds from the offering will be used in the United States.

(ll) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(mm) Except pursuant to this Agreement, each Master Forward Confirmation and any Supplemental Confirmation, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, each Master Forward Confirmation and any Supplemental Confirmation or the consummation of the transactions contemplated hereby and thereby.

(nn) Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(oo) Each Master Forward Confirmation has been duly authorized, executed and delivered by the Company and constitutes, and any Supplemental Confirmation will be duly authorized, executed and delivered by the Company and will constitute, a valid and binding agreement of the Company, enforceable against the

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Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Master Forward Confirmations set forth in the Prospectus and the General Disclosure Package is correct in all material respects.

(pp) Assuming that the Managers comply with Rule 173 of the Securities Act in connection with the sales of Shares in an amount not less than the Number of Shares (as defined in the Master Forward Confirmations), (i) the issuance and sale by the Company of the Settlement Shares to the Forward Purchasers or their affiliates in settlement of each Master Forward Confirmation and any Supplemental Confirmation in accordance with the terms thereof and the delivery by the Forward Purchasers or their affiliates of the Settlement Shares, during the term of and at settlement of the applicable Master Forward Confirmation and any such Supplemental Confirmation to close out open borrowings of Common Stock created in the course of the hedging activities created by the Forward Purchasers or their affiliates relating to its exposure under the applicable Master Forward Confirmation and such Supplemental Confirmation will not require registration under the Securities Act, (ii) the Company will not have an obligation to file a prospectus supplement pursuant to Rule 424(b) of the Securities Act regulations in connection with any Settlement Shares delivered to the Forward Purchaser or its affiliate by the Company upon such settlement, and (iii) no prospectus supplement will be required to be filed under Rule 424(b) of the Securities Act in connection with any Settlement Shares delivered by the Forward Purchasers or their affiliates to close out open borrowings created in the course of the hedging activities created by the Forward Purchasers or their affiliates relating to their exposure under the applicable Master Forward Confirmation and such Supplemental Confirmation.

(qq) Except as disclosed in the General Disclosure Package, (x)(i) to the Company’s knowledge, there has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Company or its subsidiaries or of any data of the Company’s or its subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their best knowledge after due inquiry, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (y) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, in the case of this clause (y), individually or in the aggregate, have a Material Adverse Effect; and (z) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

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SECTION 3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Managers agree that (x) the Company may from time to time seek to sell Shares through the Managers, acting as sales agents, or directly to the Managers acting as principals (any such agented or principal sale, a “Direct Sale”) or (y) the Company may, in consultation with the Forward Purchasers and the Managers, instruct the Forward Purchasers or their affiliates acting as forward sellers (any such sale, a “Forward Sale”) to borrow, offer and sell Shares through the Managers (acting as agents or principals of the Forward Purchasers), as follows:

(a) The Company may submit to a Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined below) in a form and manner as mutually agreed to by the Company and such Manager; provided, however, that the Company will only submit its orders to one of the Managers on a single Trading Day. Such instruction shall also specify whether such Shares (i) will be sold through the Manager, acting as sales agent or principal in a Direct Sale, or (ii) borrowed by a Forward Purchaser or its affiliates and sold through the relevant Manager, as forward seller in connection with a Forward Sale. As used herein, “Trading Day” shall mean any trading day on the NYSE.

(b) Subject to the terms and conditions hereof, each Manager shall use its reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as sales agent or principal, if a Direct Sale, and/or as forward seller, if a Forward Sale. The Company acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Shares, (B) a Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) Managers shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Managers and the Company.

(c) The Company shall not authorize the issuance and sale of, and the Managers shall not sell as sales agents, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to the Managers in writing, which price shall be at least that which has been duly authorized by the Company. In addition, the Company or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which such Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company or the Forward Purchaser has agreed to sell hereunder prior to the giving of such notice. No sale of Shares under this Agreement, each Master Forward Confirmation or any Supplemental Confirmation shall occur after March 31, 2026, unless the Company provides to the Managers written evidence satisfactory to them that it has authorized sales to be made after that date.

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(d) Each of the Managers hereby covenants and agrees to sell the Shares on behalf of the Company only as permitted by the Act and the applicable securities laws and regulations of any jurisdiction.

(e) Notwithstanding anything herein to the contrary, in the event that either (i) a Forward Purchaser is, in its good faith and commercially reasonable judgment, unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold by such Forward Purchaser under this Agreement or (ii) in the good faith and commercially reasonable judgment of any Forward Purchaser, such Forward Purchaser would incur a stock loan cost that is greater than the Maximum Stock Loan Rate (as defined in the relevant Supplemental Confirmation) to do so, then the relevant Manager shall be required to sell on behalf of such Forward Purchaser only the aggregate number of Shares that such Forward Purchaser is able to borrow in connection with establishing a commercially reasonable hedge position at a cost of no more than the Maximum Stock Loan Rate.

(f) The compensation to the Managers for sales of the Shares with respect to which each Manager acts as sales agent hereunder shall be equal to 1.00% of the gross offering proceeds of the Shares sold by such Manager pursuant to this Agreement and (ii) the compensation payable to the Manager for sales of Shares with respect to which the Managers acts as forward sellers shall be reflected in a reduction of 1.00% in the Initial Forward Price (as such term is defined in each Master Forward Confirmation). The remaining proceeds shall constitute the net proceeds to the Company or the Forward Purchasers, as applicable, for such sales (the “Net Proceeds”). The Company may sell Shares to the Managers as principals at a price agreed upon at the relevant Time of Sale. Any compensation or commission due and payable to any Manager hereunder with respect to any sale of Shares during a calendar month shall be paid by the Company to such Manager in arrears on the first Trading Day of following calendar month, by wire or internal bank transfer of same day funds to an account designated by such Manager.

(g) Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading or such other day that is otherwise required or permitted by Rule 15(c)6-1 under the Exchange Act, as amended at the time of such settlement) following the date on which such sales are made. On each settlement date for any Direct Sale (each such day, a “Direct Settlement Date”), the Shares sold through or to a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the gross proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided the Manager shall have given the Company written notice of such designee prior to the Direct Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System

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or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Direct Settlement Date, the Company shall (A) hold such Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(h) On each date of settlement for any Forward Sale (each such day, a “Forward Settlement Date,” and together with a Direct Settlement Date, a “Settlement Date”), the Shares shall be delivered by the Forward Purchaser or its affiliates to the Manager in book-entry form to the Manager’s account at The Depository Trust Company against payment by the Manager of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Forward Purchaser.

(i) The Manager participating in any Direct or Forward Sale shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Agreement setting forth (A) the amount of the Shares sold on such day and the gross offering proceeds received from such sale, (B) the commission payable by the Company to such Manager with respect to such sales, and (C) the aggregate Net Proceeds to the Company or the Forward Purchaser, as applicable.

(j) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of a Manager to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein (as modified in the manner described above), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(k) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

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SECTION 4. Covenants of the Company. The Company agrees with each of the Managers and the Forward Purchasers:

(a) To make no amendment or any supplement to the Registration Statement, any Basic Prospectus or the Prospectus after the date of this Agreement and during the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), prior to having furnished the Managers with a copy of the proposed form thereof and given the Managers a reasonable opportunity to review the same (other than any report filed under the Exchange Act or any prospectus supplement relating to the offering of securities other than Common Stock); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule); and during such same period to advise the Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been filed or electronically transmitted for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b) To furnish the Managers with copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request; and if, after the date of this Agreement and during the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference into the Prospectus in order to comply with the Act or the Exchange Act, to notify the Managers promptly to suspend solicitation of purchases of the Shares and forthwith upon receipt of such notice, each Manager shall suspend its solicitation of purchases of the Shares and shall cease using the Prospectus (provided that the Company’s furnishing to the Managers of its schedule of ordinary course blackout periods shall constitute “notice” for purposes of this subclause 4(b)(ii) with respect to filings that trigger such ordinary course blackout periods); and if the

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Company shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Managers by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, will advise the Managers when the Managers are free to resume such solicitation and will prepare and furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement; and in case the Managers are required to deliver under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, upon the request of the Managers, and at its own expense, to prepare and deliver to the Managers as many copies as the Managers may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be. The requirements to furnish documents to the Managers in this subsection may be met by filing such documents with the Commission, unless otherwise required by law.

(c) Promptly from time to time to take such action as the Managers or Forward Purchasers may reasonably request in order to qualify the Shares for offering and sale under the securities laws of such states as the Managers or Forward Purchasers may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction.

(d) To make generally available to its security holders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date.

(e) To pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including the cost of all qualifications of the Shares under state securities laws (including reasonable fees and disbursements of counsel to the Managers and the Forward Purchasers in connection with such qualifications and with legal investment surveys), any costs relating to the listing of the Shares on the NYSE and the cost of printing this Agreement and the reasonable documented out-of-pocket expenses of the Managers and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Managers and the Forward Purchasers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder (it being understood that, except as provided in this subsection (e), the Managers and the Forward Purchasers will pay all of their own costs and expenses, including the cost of printing any Agreement among Managers, if applicable).

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(f) To use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(g) On the date hereof, upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless any of the Managers or Forward Purchasers shall otherwise reasonably request), (iii) the Shares are delivered to the Managers as principals on a Settlement Date, or (iv) such other date as the Managers reasonably request (the date hereof, such recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to the Managers and the Forward Purchasers forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the relevant Settlement Date, as the case may be, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(h) of this Agreement which were last furnished to the Managers and the Forward Purchasers are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(h), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(h) On the date hereof, upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder, and at each Representation Date, the Company shall cause to be furnished to the Managers and the Forward Purchasers or counsel to the Managers and the Forward Purchasers a written opinion and negative assurance letter of the General Counsel of the Company, or other internal counsel of the Company satisfactory to the Managers and the Forward Purchasers, in their reasonable judgment (collectively, “Company Counsel”), dated as of such Representation Date, in form and substance satisfactory to the Managers and the Forward Purchasers in their reasonable judgment, to the effect set forth in Exhibit A hereto and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers and the Forward Purchasers with a letter (a “Reliance Letter”) to the effect that the Managers and the Forward Purchasers may rely on a prior opinion delivered under this Section 4(h) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

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(i) On the date hereof, upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder, and at each Representation Date, Gibson, Dunn & Crutcher LLP, counsel to the Company, shall deliver a written opinion and negative assurance letter, dated as of such Representation Date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers and the Forward Purchasers with a Reliance Letter to the effect that the Managers and the Forward Purchasers may rely on a prior opinion delivered under this Section 4(i) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(j) On the date hereof, upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder, and at each Representation Date, Hunton Andrews Kurth LLP, as Virginia counsel for the Company, shall deliver a written opinion, dated as of such Representation Date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers, to the effect set forth in Exhibit B hereto and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers and the Forward Purchasers with a Reliance Letter to the effect that the Managers and the Forward Purchasers may rely on a prior opinion delivered under this Section 4(j) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(k) On the date hereof, upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder, and at each date where (i) the Company shall file an annual report on Form 10-K or (ii) the Shares are delivered to the Managers as principals on a Settlement Date, Shearman & Sterling LLP, counsel to the Managers and the Forward Purchasers, shall deliver a written opinion and negative assurance letter, dated as of such Representation Date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers and the Forward Purchasers with a Reliance Letter to the effect that the Managers and the Forward Purchasers may rely on a prior opinion delivered under this Section 4(k) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

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(l) On the date hereof, upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder, if the Company has filed a current report on Form 8-K containing amended financial information with the Commission during the suspension period, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Managers as principals on a Settlement Date, (iii) the Company shall file an annual report on Form 10-K or quarterly report on Form 10-Q, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, or (v) on such other dates as may be reasonably requested by the Managers and the Forward Purchasers, to cause Ernst & Young LLP, or other independent accountants satisfactory to the Managers (the “Accountants”), forthwith to furnish the Managers and the Forward Purchasers a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Settlement Date, as the case may be, in form and substance satisfactory to the Managers and the Forward Purchasers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(m) The obligations of any party contained in Sections 4(g), 4(h), 4(i), 4(j), 4(k), and 4(l) may be satisfied by delivery on an alternative date, which certificates, opinions, and letters may be dated as of such alternative date; provided that such alternative date is mutually agreed upon by the Company and the Managers and the Forward Purchasers, if applicable.

(n) The obligation to deliver or cause to be delivered the documents referred to in Sections 4(g), 4(h), 4(i), 4(j), 4(k), and 4(l) shall be waived for any Representation Date occurring at a time at which no instruction by the Company to any Manager to sell Shares under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an instruction to any Manager to sell Shares pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date for which no such waiver is made; provided, however, that the Company may elect, in its sole discretion, to deliver or cause to be delivered the documents referred to in Sections 4(g), 4(h), 4(i), 4(j), 4(k), and 4(l) and thereby satisfy its obligations hereunder, notwithstanding the fact that no instruction by the Company to the Managers to sell Shares under this Agreement is in effect. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not deliver or cause to be delivered the documents referred

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to in Sections 4(g), 4(h), 4(i), 4(j), 4(k), and 4(l) then before the Company delivers an instruction pursuant to Section 3(a) or any Manager sells any Shares, the Company shall deliver or cause to be delivered documents of the same tenor as those referred to in Sections 5(c), 5(d), 5(e), 5(f), 5(g), and 5(h) of this Agreement.

(o) To make available its appropriate officers and to cause such officers to participate in a call with the Managers, the Forward Purchasers and their counsel on a quarterly basis, or otherwise as the Manager selling the Shares at such time may reasonably request; such call shall be for the purpose of updating the Managers’ due diligence review of the Company in connection with the transactions contemplated hereby. The obligations set forth in the preceding sentence of this Section 4(o) shall be waived for any quarterly call that would otherwise occur but at which time a waiver as described in Section 4(n) hereof is in effect; provided, however, that the Company may elect, in its sole discretion, to conduct a quarterly call as set forth in the first sentence of this Section 4(o) and thereby satisfy its obligations hereunder, notwithstanding the fact that a waiver as described in Section 4(n) hereof is in effect. Notwithstanding the foregoing, if during the period that the provisions of this Section 4(o) are waived or calls are to be postponed by operation of the next sentence, a Representation Date has occurred or a quarterly call set forth in the first sentence of this Section 4(o) would have occurred, it shall be a precondition to recommencing sales of Shares hereunder that the Company shall first make available its appropriate officers and to cause such officers to participate in a call with the Managers and the Forward Purchasers upon such Managers’ request in the manner set forth in the first sentence of this Section 4(o) Additionally, if any call required by the first sentence of this Section 4(o) would otherwise be required by this Section 4(o) to be conducted during a period when the Company, in its sole discretion, determines that it is unable to sell Shares to the public because of the operation of a Company black-out period or because it may be in possession of material, non-public information that it is unwilling to disclose at the time, such call(s) shall be postponed until such time as the Company provides notice to the Managers and the Forward Purchasers that it has determined, in its sole discretion, that such black-out or postponement period has ended or has otherwise been terminated. Any suspension of the provisions of this Section 4(o) shall not affect the Company’s obligations provided for elsewhere in this Agreement.

(p) To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(q) That it consents to each Manager and each Forward Purchaser trading in the Common Stock for the Manager’s or Forward Purchaser’s own account and for the accounts of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(r) If, to the knowledge of the Company, any condition set forth in Section 5(a) or 5(i) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Managers the right to refuse to purchase and pay for such Shares.

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(s) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t) To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping.

SECTION 5. Conditions of Managers’ Obligations. The obligations of each of the Managers and the Forward Purchasers hereunder with respect to any order submitted to a Manager by the Company to sell Shares or any agreement by a Manager to purchase Shares as principal are subject to the condition that (i) the representations and warranties on the part of the Company on the date hereof, and as of any Time of Sale and Settlement Date are true and correct, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions precedent.

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; the Prospectus, any amendment or supplement thereto and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied.

(b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, which in any such case makes it impracticable or inadvisable in the reasonable judgment of the Managers to proceed with the public offering, sale, delivery or purchase of the Shares on the terms and in the manner contemplated by this Agreement.

(c) The Company shall furnish to the Managers and the Forward Purchasers, at every date specified in Section 4(h) of this Agreement, opinions of Company Counsel, addressed to the Managers and the Forward Purchasers, required to be delivered pursuant to Section 4(h).

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(d) The Managers and the Forward Purchasers shall have received, at every date specified in Section 4(i) of this Agreement, the favorable opinions of Gibson, Dunn & Crutcher LLP, counsel to the Company, required to be delivered pursuant to Section 4(i).

(e) The Managers and the Forward Purchasers shall have received, at every date specified in Section 4(j) of this Agreement, the favorable opinions of Hunton Andrews Kurth LLP, as Virginia counsel for the Company, required to be delivered pursuant to Section 4(j).

(f) The Managers and the Forward Purchasers shall have received, at every date specified in Section 4(k) of this Agreement, the favorable opinions of Shearman & Sterling LLP, counsel to the Managers and the Forward Purchasers, required to be delivered pursuant to Section 4(k).

(g) At the dates specified in Section 4(l) of this Agreement, the Managers and the Forward Purchasers shall have received from the Accountants the comfort letters required to be delivered pursuant to Section 4(l).

(h) The Company will deliver to the Managers and the Forward Purchasers a certificate, dated as of and delivered on each Representation Date, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct on and as of such Representation Date as though made at and as of such Representation Date; (ii) the Company has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such Representation Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, the Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and (iv) there has been no material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(i) All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

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(k) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

SECTION 6. Indemnification and Contribution.

(a) Indemnification of the Managers. The Company agrees to indemnify and hold harmless each Manager, each Forward Purchaser, their respective affiliates, directors, officers and employees and each person, if any, who controls such Manager or Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any road show as defined in Rule 433(h) under the Act (a “road show”) or any General Disclosure Package (including any General Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Manager or Forward Purchaser furnished to the Company in writing by such Manager or Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by any Manager or Forward Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Manager and each Forward Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, its affiliates, its employees and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Manager or Forward Purchaser furnished to the Company in writing by such Manager or Forward Purchaser expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, any road show or any General Disclosure Package (including any General Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Manager or Forward Purchaser consists of the following information in the Prospectus: the 2nd paragraph under the heading “Conflicts of Interest” in the section “Plan of Distribution (Conflicts of Interest).”

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(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or other Indemnified Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel and except as described in the preceding sentence) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Manager, Forward Purchaser, their respective affiliates, directors and officers and any control persons of such Manager or such Forward Purchaser shall be designated in writing by such Manager or such Forward Purchaser and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could

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have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers and the Forward Purchasers on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Managers and the Forward Purchasers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers and the Forward Purchasers on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of the Confirmation assuming that the aggregate amount payable by the Forward Purchaser under the Confirmation is equal to the aggregate amount of the net proceeds realized upon the sale of the Shares) bear to the total commissions received by the Managers and the Forward Purchasers, in each case as determined by this Agreement. The relative fault of the Company, on the one hand, and the Managers and the Forward Purchasers on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Managers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall a Manager or Forward Purchaser be required to contribute any amount in excess of (i) the amount by which the total

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commissions received by such Manager or Forward Purchaser in connection with the sale of Shares on behalf of the Company and (ii) the total compensation received by the Manager in connection with the sale of Shares on behalf of the Forward Purchaser pursuant to this Agreement exceeds the amount of any damages that such Manager or Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations and Forward Purchasers’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in paragraphs through (e) of this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

SECTION 7. Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Managers and Forward Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Managers or the Forward Purchasers or any of their respective controlling persons, affiliates, employees, directors or officers, or by or on behalf of the Company, or any affiliate, employee, officer, director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

SECTION 8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to offers and sales of Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if the Shares have been sold through the Managers for the Company, then Sections 3(a) and 4(f) of this Agreement shall remain in full force and effect with respect to and to the extent of such Shares sold, (ii) with respect to any pending Direct Sale or Forward Sale to or through the Managers, the obligations of the Company, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination, and (iii) Sections 4(e), 6, 7, 10, 11, 13, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager and each Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the offers and sales of Shares by such Manager in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(e), 6, 7, 10, 11, 13, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

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(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 4(e), 6, 7, 10, 11, 13, 15 and 18 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the receipt of such notice by the Managers and the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a) of this Agreement.

SECTION 9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail, email or facsimile and, if to the Managers, shall be sufficient in all respects if delivered or sent to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution, email: dg.atm_execution@bofa.com, with a copy to ECM Legal, Fax: 212-230-8730, BNP Paribas Securities Corp., 787 Seventh Avenue, New York, NY 10019, Attention: Robert McDonald, email: dl.bnpp_atm_execution@us.bnpparibas.com, CIBC World Markets Corp., 300 Madison Avenue, 5th Floor, New York, NY 10017, Attention: Mark Siconolfi, email: mark.siconolfi@cibc.com, john.grause@cibc.com, Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Douglas Cheng, email: douglascheng@ca-cib.com with a copy to equitycapitalmarkets@ca-cib.com, Fifth Third Securities, Inc., 424 Church Street, Suite 600, Maildrop: UTFC6B, Nashville, TN 37219, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, email: Sanjeet.S.Dewal@JPMorgan.com, Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: Equity Capital Markets, email: US-ECM@us.mizuho-sc.com, MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, Facsimile No. (646) 434-3455, Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC 28202, TD Securities (USA) LLC, Attn: ECM; 1 Vanderbilt Avenue; New York, NY 10017; USTransactionAdvisory@tdsecurities.com, Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate Department, Email: dl.atm.offering@truist.com, Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); if to the Forward Purchasers, shall be sufficient in all respects if delivered or sent to Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Strategic Equity Solutions Group, Telephone: 646-855-8900, email: dg.issuer_derivatives_notices@bofa.com, BNP Paribas, 787 Seventh Avenue, New York, New York 10019, Attention: Robert A. McDonald, email: dl.bnpp_atm_execution@us.bnpparibas.com, Canadian Imperial Bank of Commerce, 300 Madison Avenue, 5th Floor, New York, NY 10017, Attention: Mark Siconolfi, email: mark.siconolfi@cibc.com, Crédit Agricole Corporate and Investment Bank, 12 place des États-Unis CS 70052, 92547 Montrouge Cedex, France, Attention: Legal Department, Facsimile No. 33.1.41.89.64.79 or 33.1.41.89.29.86, with a copy sent to Service Trading/Produits Dérivés,

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Attention: Mimoun Nadir, Telephone No. 33.1.41.89.95.84, e-mail: eqd-corporates-emea@ca-cib.com, with a copy sent to Crédit Agricole Corporate and Investment Bank c/o Credit Agricole Securities (USA) Inc., as Agent, 1301 Avenue of the Americas, 18th Floor, New York, NY 10019, Attention: Jonathan Fecowicz, Telephone No. (212) 261-3546, e-mail: jonathan.fecowicz@ca-cib.com, antonie.jounet@ca-cib.com, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, JPMorgan Chase Bank, National Association, New York Branch, 383 Madison Avenue, New York, NY 10179 Attention: EDG Marketing Support, email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, Facsimile no. (866) 886-4506, Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: Mariano Gaut, Managing Director, Telephone No. (212) 205-7605, e-mail: Mariano.gaut@mizuhogroup.com, with a copy to: Mizuho Markets Americas LLC, c/o Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: US Equity Derivatives Notices, Telephone No. (646) 949-9531, e-mail: Derivs-EQNoticesUS@mizuhogroup.com, MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AJ, United Kingdom, Attention: Michael Gordon, Kathleen Considine, email: docsconfirms@int.sc.mufg.jp, ESG-ETG-Americas@mufgsecurities.com, Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC 28202, The Toronto-Dominion Bank c/o TD Securities (USA) LLC, as agent, 1 Vanderbilt Avenue, New York, NY 10017, Attention: Global Equity Derivatives, Telephone: (212) 827-7306, E-mail: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and bradford.limpert@tdsecurities.com, Truist Bank, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate Department, Email: dl.atm.offering@truist.com and michael.collins@truist.com, Wells Fargo Bank, National Association c/o Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918), and, if to the Company, it shall be sufficient in all respects if delivered or sent to the address of the Company set forth in the Registration Statement, Attention: General Counsel, Facsimile No. (972) 855-3080. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 10. Parties at Interest. The Agreement herein set forth has been made solely for the benefit of the Managers, the Forward Purchasers and the Company and to the extent provided in Section 6 of this Agreement the affiliates, employees, controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Managers and the Forward Purchasers) shall acquire or have any right under or by virtue of this Agreement.

SECTION 11. No Fiduciary Relationship. The Company hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities. The Company acknowledges and agrees that each Manager and each Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of any Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, the Company or any other person. Additionally, each Manager and Forward Purchaser is not advising the Company or any other person as to any legal, tax,

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investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is advising the Company on other matters). Each Manager and each Forward Purchaser advises that such Manager, Forward Purchaser and their respective affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may enter into contractual relationships with purchasers or potential purchasers of the Company’s securities and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and each Manager and each Forward Purchaser shall have no responsibility or liability to the Company or any other person with respect thereto. Any review by each of the Managers and Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Manager or such Forward Purchaser and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against any of the Managers and Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each of the Managers and Forward Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

SECTION 12. Entire Agreement; Amendment; Severability. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Managers and the Forward Purchasers with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

SECTION 13. Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 14. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 15. Waiver of Jury Trial. Each of the Company, the Managers and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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SECTION 16. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be executed by each of the parties hereto and thereto in any number of counterparts, and by each of the parties hereto and thereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 17. Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, the Managers, the Forward Purchasers, the Company and, to the extent provided in Section 6 hereof, the officers, directors, employees, affiliates and controlling persons of the Company, the Managers and the Forward Purchasers referred to in such section, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Managers shall be deemed a successor or assign by reason merely of such purchase.

SECTION 18. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Manager or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Manager or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Manager or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

33

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers and the Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Managers and the Forward Purchasers to properly identify their clients.

[SIGNATURE PAGES FOLLOW]

34

If the foregoing correctly sets forth the understanding among the Company, the Managers and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Managers and the Forward Purchasers. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Managers and the Forward Purchasers may be evidenced by an exchange of facsimile or other electronic transmission or other written communications.

Very truly yours,

ATMOS ENERGY CORPORATION

By:	/s/ Daniel M. Meziere
Name: Daniel M. Meziere
Title: Vice President of Investor Relations and Treasurer

Signature Page to Equity Distribution Agreement

BNP PARIBAS SECURITIES CORP. as Manager

By:	/s/ Stephan Nawrocki
Name: Stephan Nawrocki
Title: Managing Director

Signature Page to Equity Distribution Agreement

BOFA SECURITIES, INC.
as Manager

By:	/s/ Jonathan Mir
Name: Jonathan Mir
Title: Managing Director

Signature Page to Equity Distribution Agreement

CIBC WORLD MARKETS CORP.
as Manager

By:	/s/ Mark Siconolfi
Name: Mark Siconolfi
Title: Managing Director

Signature Page to Equity Distribution Agreement

CREDIT AGRICOLE SECURITIES (USA) INC.
as Manager

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: MD, Head of GIB Americas

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

Signature Page to Equity Distribution Agreement

FIFTH THIRD SECURITIES, INC.
as Manager

By:	/s/ Susannah Doyle Lunke
Name: Susannah Doyle Lunke
Title: Managing Director, SVP

Signature Page to Equity Distribution Agreement

GOLDMAN SACHS & CO. LLC as Manager

By:	/s/ Charles Park
Name: Charles Park
Title: Managing Director

Signature Page to Equity Distribution Agreement

J.P. MORGAN SECURITIES LLC
as Manager

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

Signature Page to Equity Distribution Agreement

MIZUHO SECURITIES USA LLC
as Manager

By:	/s/ Josh Weismer
Name: Josh Weismer
Title: Managing Director

Signature Page to Equity Distribution Agreement

MUFG SECURITIES AMERICAS INC. as Manager

By:	/s/ Dev Gandhi
Name: Dev Gandhi
Title: Managing Director

Signature Page to Equity Distribution Agreement

REGIONS SECURITIES LLC
as Manager

By:	/s/ Brit Stephens
Name: Brit Stephens
Title: Managing Director

Signature Page to Equity Distribution Agreement

TRUIST SECURITIES, INC.
as Manager

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

Signature Page to Equity Distribution Agreement

TD SECURITIES (USA) LLC
as Manager

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

Signature Page to Equity Distribution Agreement

WELLS FARGO SECURITIES, LLC
as Manager

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Signature Page to Equity Distribution Agreement

BNP PARIBAS
as Forward Purchaser

By:	/s/ Stephan Nawrocki
Name: Stephan Nawrocki
Title: Managing Director

By:	/s/ Robert A. McDonald
Name: Robert A. McDonald
Title: Managing Director

Signature Page to Equity Distribution Agreement

BANK OF AMERICA, N.A.
as Forward Purchaser

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

Signature Page to Equity Distribution Agreement

CANADIAN IMPERIAL BANK OF COMMERCE
as Forward Purchaser

By:	/s/ Brian G. Smith
Name: Brian G. Smith
Title: Authorized Signatory

Signature Page to Equity Distribution Agreement

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Forward Purchaser

By:	Credit Agricole Securities (USA) Inc., as Agent

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: MD, Head of GIB Americas

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

Signature Page to Equity Distribution Agreement

GOLDMAN SACHS & CO. LLC
as Forward Purchaser

By:	/s/ Charles Park
Name: Charles Park
Title: Managing Director

Signature Page to Equity Distribution Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

Signature Page to Equity Distribution Agreement

MIZUHO MARKETS AMERICAS LLC
as Forward Purchaser

By:	/s/ Adam Hopkins
Name: Adam Hopkins
Title: Authorized Signatory

MIZUHO SECURITIES USA LLC, as agent

By:	/s/ Josh Weismer
Name: Josh Weismer
Title: Managing Director

Signature Page to Equity Distribution Agreement

MUFG SECURITIES EMEA PLC
as Forward Purchaser

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Authorized Signatory

Signature Page to Equity Distribution Agreement

REGIONS SECURITIES LLC
as Forward Purchaser

By:	/s/ Brit Stephens
Name: Brit Stephens
Title: Managing Director

Signature Page to Equity Distribution Agreement

THE TORONTO-DOMINION BANK
as Forward Purchaser

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

Signature Page to Equity Distribution Agreement

TRUIST BANK
as Forward Purchaser

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

Signature Page to Equity Distribution Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Signature Page to Equity Distribution Agreement

Schedule A

Managers	TD Securities (USA) LLC
1 Vanderbilt Avenue
BNP Parbas Securities Corp.	New York, NY 10017
787 Seventh Avenue
New York, NY 10019	Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
BofA Securities, Inc.	New York, New York 10001
One Bryant Park
New York, NY 10036	Forward Purchasers

CIBC World Markets Corp.	BNP Paribas
300 Madison Avenue, 5th Floor	787 Seventh Avenue
New York, NY 10017	New York, NY 10019

Credit Agricole Securities (USA) Inc.	Bank of America, N.A.
1301 Avenue of the Americas	One Bryant Park, 8th Floor
New York, NY 10019	New York, NY 10036

Fifth Third Securities, Inc.	Canadian Imperial Bank of Commerce
424 Church Street, Suite 600	300 Madison Avenue, 5th Floor
Maildrop: UTFC6B	New York, NY 10017
Nashville, TN 37219
Crédit Agricole Corporate and
Goldman Sachs & Co. LLC	Investment Bank c/o Credit Agricole
200 West Street	Securities (USA) Inc., as Agent
New York, NY 10282	1301 Avenue of the Americas
New York, NY 10019
J.P. Morgan Securities LLC
383 Madison Avenue	Goldman Sachs & Co. LLC
New York, NY, 10179	200 West Street
New York, NY 10282
Mizuho Securities USA LLC
1271 Avenue of the Americas	JPMorgan Chase Bank, National
New York, NY 10020	Association, New York Branch
383 Madison Avenue
MUFG Securities Americas Inc.	New York, NY 10179
1221 Avenue of the Americas, 6th Floor
New York, NY 10020	Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC
Regions Securities LLC	1271 Avenue of the Americas
615 South College Street, Suite 600	New York, NY 10020
Charlotte, NC 28202
MUFG Securities EMEA plc
Truist Securities, Inc.	Ropemaker Place, 25 Ropemaker Street
3333 Peachtree Road NE, 11th Floor	London EC2Y 9AJ, United Kingdom
Atlanta, GA 30326

Schedule A

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, NC 28202

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue

New York, NY 10017

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, GA 30326

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Schedule I

SIGNIFICANT SUBSIDIARIES

None.

Schedule II

LIST OF ALL SUBSIDIARIES

Atmos Energy Holdings, Inc.

Atmos Energy Kansas Securitization I, LLC

Atmos Energy Louisiana Industrial Gas, LLC

Atmos Energy Services, LLC

Atmos Exploration and Production, Inc.

Atmos Gathering Company, LLC

Atmos Pipeline and Storage, LLC

Atmos Power Systems, Inc.

Blue Flame Insurance Services, Ltd.

Egasco, LLC

Fort Necessity Gas Storage, LLC

Phoenix Gas Gathering Company

Trans Louisiana Gas Pipeline, Inc.

Trans Louisiana Gas Storage, Inc.

UCG Storage, Inc.

WKG Storage, Inc.

EXHIBIT A

FORM OF OPINIONS AND LETTER OF GENERAL COUNSEL OF THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 4(H)

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia.

2. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

3. The information in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by me and is correct in all material respects.

4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements, acquisitions or employee benefit plans referred to in the Prospectus, pursuant to the exercise of options or vesting of share unit awards issued under employee benefit plans referred to in the Prospectus or pursuant to the Company’s Equity Distribution Agreement dated as of March 23, 2022 and any forward sale confirmations entered into thereunder); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; the Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating such registration or listing, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

5. The Equity Distribution Agreement has been duly authorized, executed and delivered by the Company.

6. Each Master Forward Confirmation has been duly authorized, executed, and delivered by the Company.

7. The Shares have been duly authorized and, when issued and delivered and paid for as provided in the Equity Distribution Agreement and, if applicable, a Confirmation, will be duly and validly issued and will be fully paid and nonassessable. The issuance of the Shares is not subject to any preemptive or similar rights.

8. The documents incorporated by reference in the Registration Statement and the Prospectus (other than financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations under the Exchange Act.

A-1

9. To the best of my knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to have a Material Adverse Effect on the properties or assets thereof or the consummation of the transactions contemplated in the Equity Distribution Agreement or the performance by the Company of its obligations thereunder, or which is required to be described in the Prospectus that is not described as required.

10. The information in (a) the Prospectus under “Business – Other Regulation” and “Description of Common Stock,” (b) the most recent Annual Report on Form 10-K (the “10-K”) under “Item 1. – Business – Ratemaking Activity,” under “Item 1. – Business – Other Regulation” or under “Item 3. – Legal Proceedings” and (c) “Note 13. – Commitments and Contingencies” to the Company’s consolidated financial statements included in the 10-K, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s articles of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

11. All descriptions in the Registration Statement and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

12. To the best of my knowledge, (i) neither the Company nor any subsidiary is in violation of its charter, bylaws or other organizational document and (ii) no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement or the Prospectus, except with respect to (ii) above, for such defaults that would not result in a Material Adverse Effect.

13. There have been issued and, as of the date hereof, are in full force and effect orders or authorizations of the regulatory authorities of the States of Colorado, Kentucky and Virginia authorizing the issuance and sale of the Shares by the Company on the terms set forth or contemplated in the Equity Distribution Agreement; and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the Exchange Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which I express no opinion), is necessary or required in connection with the due authorization, execution and delivery of the Equity Distribution Agreement, each Master Forward Confirmation or any Supplemental Confirmation, or for the offering, issuance, sale or delivery of the Shares by the Company pursuant to the Equity Distribution Agreement, each Master Forward Confirmation or any Supplemental Confirmation.

14. The execution, delivery and performance of the Equity Distribution Agreement and each Master Forward Confirmation and any Supplemental Confirmation by the Company, the consummation of the transactions contemplated in the Equity Distribution Agreement, each Master Forward Confirmation and any Supplemental Confirmation and the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), and compliance by the Company with its obligations under the Equity Distribution Agreement, each Master Forward Confirmation and any Supplemental Confirmation do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such violations, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the charter, bylaws or other organizational documents of any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, binding on the Company or any subsidiary or any of their respective properties, assets or operations. I express no opinion in this paragraph regarding federal or state securities laws.

Except for the financial statements and related notes and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which I express no opinion or belief, no facts have come to my attention that led me to believe: (a) that the Registration Statement, at the time it became effective (which shall have the meaning set forth in Rule 158(c) of the Act) or the Prospectus, as of its date, were not appropriately responsive in all material respects to the requirements of the Act; or (b)(i) that the Registration Statement, at the time it became effective, contained a untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit B

FORM OF OPINION OF VIRGINIA COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 4(J)

1. Based solely on the Good Standing Certificate, the Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia as of the date of the Good Standing Certificate.

2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus and the Prospectus and to enter into and perform its obligations under the Equity Distribution Agreement (including, without limitation, issuing the Shares) and each Master Forward Confirmation.

3. The Company has taken all necessary corporate action to authorize the execution and delivery of the Equity Distribution Agreement, and each Master Forward Confirmation and the consummation of the transactions contemplated therein. Each of the Equity Distribution Agreement and each Master Forward Confirmation has been duly executed and delivered by the Company.

4. Neither the execution and delivery by the Company of the Equity Distribution Agreement or any Master Forward Confirmation or the consummation by the Company of the transactions contemplated by the Equity Distribution Agreement will (a) violate the Articles of Incorporation or the Bylaws, (b) violate any statutory law or regulation of the Commonwealth of Virginia applicable to the Company, or (c) require filing with, notice to, or consent, approval, authorization or order of any Virginia governmental authority pursuant to any statutory law or regulation, but excluding all consents, approvals, authorizations and other actions required for the ongoing operation of business of the Company.

5. Assuming that all offers and sales of the Shares will (a) comply with the “Minimum Price,” “Offering Size Limit” and “ATM Pricing Formula” and (b) be completed on or prior to the “Offering Deadline,” if applicable, each as set forth in the Authorizing Resolutions, when issued and delivered in accordance with the terms and conditions set forth in the Equity Distribution Agreement and/or a Confirmation, the Shares will have been duly authorized, validly issued, fully paid and nonassessable.

B-1

Annex A

PERMITTED FREE WRITING PROSPECTUSES

None.